Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form S-1 of our report, dated October 1, 2013, on our audit of the consolidated financial statements of Modern Holdings, Inc. and Subsidiaries (the “Company”), as of December 31, 2012 and for the year then ended. We also consent to the reference to our Firm under the heading “Experts”.

/s/ Grassi & Co., CPAs, P.C.

GRASSI & CO., CPAs, P.C.

Jericho, New York

April 30, 2014